                                                             Exhibit 23.1

                            CHRISTOPHER J. MORAN, JR.

                                 Attorney at Law

                             4625 Clary Lakes Drive

                             Roswell, Georgia 30075

Telecopier

(770) 518-9542                          (770) 518-9640

                                                              May 10, 2004

U.S. Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C.  20549

Re:      Magnum d'Or Resources Inc.

         SEC File Number 005-62197

         Form 10-QSB Quarterly Report for the quarter ended December 31, 2003.

         Exhibit Number 23.1

     The law firm of Christopher J. Moran,  Jr.,  Attorney at Law consents to be named in the captioned Form 10-QSB  Quarterly Report and further consents to the use of this consent in the captioned Form 10-QSB.

                                Christopher J. Moran, Jr.

                                Attorney at Law

                           By:_/S/________________________

                              Christopher J. Moran, Jr.